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                                                                   EXHIBIT  23.3


             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-33422 of Quintus Corporation on Form S-4 of our report dated June 18, 1999 (November 10, 1999 as to Note 15), appearing in this proxy statement/ prospectus, which is part of this Registration Statement, and of our report dated July 18, 1999, relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Selected Historical Consolidated Financial Data" and "Experts" in such proxy statement/prospectus.



San Jose, California
April 10, 2000